Exhibit (h)(2)

FIRST AMENDMENT TO

ADMINISTRATIVE SERVICES AGREEMENT

This Amendment made as of November 1, 2005, by and between IXIS Asset Management Advisors, L.P. (“IXIS Advisors”), IXIS Advisor Funds Trust I, IXIS Advisor Funds Trust II, IXIS Advisor Funds Trust III, IXIS Advisor Funds Trust IV, IXIS Advisor Cash Management Trust, Loomis Sayles Funds I and Loomis Sayles Funds II (collectively, the “Trusts”).

WHEREAS, IXIS Advisors and the Trusts are parties to an Administrative Services Agreement dated January 3, 2005, (the “Agreement”), governing the terms and conditions under which IXIS Advisors provides certain administrative services to the series of the Trusts; and

WHEREAS, IXIS Advisors and the Trusts desire to amend Schedule A of the Agreement to reflect changes in Trust Portfolios;

NOW THEREFORE, in consideration of the premises and covenants contained herein, IXIS Advisors and the Trusts hereby agree as follows:

1.	Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

2.	Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

3.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of the date first above written.

IXIS ASSET MANAGEMENT ADVISORS, L.P.

By IXIS Asset Management Distribution Corporation, its general partner

By:	/s/ John T. Hailer
John T. Hailer, Executive Vice President

IXIS ADVISOR FUNDS TRUST I
IXIS ADVISOR FUNDS TRUST II
IXIS ADVISOR FUNDS TRUST III
IXIS ADVISOR FUNDS TRUST IV
IXIS ADVISOR CASH MANAGEMENT TRUST
LOOMIS SAYLES FUNDS II

By:	/s/ John T. Hailer
John T. Hailer, President

LOOMIS SAYLES FUNDS I

By:	/s/ John T. Hailer
John T. Hailer, Executive Vice President

Schedule A

Trust Portfolios

As of: November 1, 2005

IXIS Advisor Funds Trust I

CGM Advisor Targeted Equity Fund

Hansberger International Fund

IXIS Income Diversified Portfolio

IXIS U.S. Diversified Portfolio

IXIS Value Fund

Loomis Sayles Core Plus Bond Fund

Vaughan Nelson Small Cap Value Fund

Westpeak Capital Growth Fund

IXIS Advisor Funds Trust II

Harris Associates Large Cap Value Fund

Loomis Sayles Massachusetts Tax Free Income Fund

IXIS Advisor Funds Trust III

Harris Associates Focused Value Fund

IXIS Equity Diversified Portfolio

IXIS Moderate Diversified Portfolio

IXIS Advisor Funds Trust IV

AEW Real Estate Fund

IXIS Advisor Cash Management Trust

IXIS Cash Management Trust – Money Market Series

Loomis Sayles Funds I

Loomis Sayles Bond Fund

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund*

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Loomis Sayles Intermediate Duration Fixed Income Fund

Loomis Sayles Investment Grade Fixed Income Fund

Loomis Sayles Securitized Asset Fund*

Loomis Sayles Small Cap Value Fund

*	With respect to these Funds only, paragraph 3 of the Agreement is revised to provide that IXIS Advisors shall be entitled to reasonable compensation for its services and expenses as Administrator, but Loomis, Sayles & Company, L.P. (“Loomis Sayles), the adviser to the Funds, and not Loomis Sayles Funds I, shall be responsible for payment of such compensation and expenses relating to the Funds, as agreed upon by Loomis Sayles in separate Letter Agreements dated January 3, 2005 and July 1, 2005, respectively.

Loomis Sayles Funds II

Loomis Sayles Aggressive Growth Fund

Loomis Sayles Growth Fund

Loomis Sayles High Income Fund

Loomis Sayles Investment Grade Bond Fund

Loomis Sayles Limited Term Government and Agency Fund

Loomis Sayles Municipal Income Fund

Loomis Sayles Research Fund

Loomis Sayles Small Cap Growth Fund

Loomis Sayles Strategic Income Fund

Loomis Sayles Tax-Managed Equity Fund

Loomis Sayles Value Fund

Loomis Sayles Worldwide Fund